SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (date of earliest event reported):
                               September 28, 2000


                               GOURMET GROUP, INC.
                         (formerly, Seair Group, Inc.)
                               -------------------

             (Exact Name of Registrant as Specified in its Charter)




        NEVADA                    33-55254-10               87-0438825
        ------                    -----------               ----------
        State of                  Commission                IRS Employer
        Incorporation             File Number               I.D. Number




                       1 CHISHOLM TRAIL, BUDA, TEXAS 78610
                       -----------------------------------
                     Address of principal executive offices



                  Registrant's telephone number: (512) 295-4600
                                                 --------------

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

           a.   Financial statements of businesses acquired.

     The financial statements of Our Food Products Group, Inc. ("Our Food"), which were to be filed by amendment to the Registrant's Current Report on Form 8-K, dated October 12, 2000, are filed herewith.

           c.   Exhibits.

     Exhibits were filed with the Registrant's Current Report on Form 8-K, dated October 12, 2000.

Item 8.    CHANGE IN FISCAL YEAR

     The Registrant has changed its fiscal year end from December 31st to June 30th to conform to the fiscal year end of Our Food (the acquiror for accounting purposes in the Share Exchange).


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2000


                              GOURMET GROUP, INC.



                              By:  /s/ Fredrick Schulman
                                 -----------------------------------------
                                   Fredrick Schulman
                                   President and Chief Executive Officer

                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------


                                                                      PAGE(S)
                                                                      -------
OUR FOOD PRODUCTS GROUP, INC.:

   Report of Independent Public Accountants                                2

   Balance Sheets as of June 30, 1999 and 2000                             3

   Statements of Operations for the Years
      Ended June 30, 1999 and 2000                                         4

   Statements of Stockholders' Equity for the
      Years Ended June 30, 1999 and 2000                                   5

   Statements of Cash Flows for the Years
      Ended June 30, 1999 and 2000                                         6

   Notes to Financial Statements                                        7-17

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS






To the Board of Directors of
Our Food Products Group, Inc.,
d.b.a. Jardine Foods:

We have audited the accompanying balance sheets of Our Food Products Group, Inc., d.b.a. Jardine Foods (a Texas corporation), as of June 30, 1999 and 2000, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Our Food Products Group, Inc., d.b.a. Jardine Foods, as of June 30, 1999 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.




ARTHUR ANDERSEN LLP

Austin, Texas
November 13, 2000

                          OUR FOOD PRODUCTS GROUP, INC.

                              D.B.A. JARDINE FOODS

                     BALANCE SHEETS--JUNE 30, 1999 AND 2000


                                                                                                           1999             2000
                                                                                                       -----------      -----------
                                           ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                                           $    13,612      $    73,629
   Trade accounts receivable, net                                                                          881,313          777,494
   Inventories, net                                                                                        604,691          546,788
   Prepaid expenses and other current assets                                                               175,472          153,093
                                                                                                       -----------      -----------
                Total current assets                                                                     1,675,088        1,551,004

PROPERTY AND EQUIPMENT, net                                                                              1,814,143        1,801,481
GOODWILL, net                                                                                            2,954,979        2,798,800
OTHER ASSETS, net                                                                                          165,404          457,816
                                                                                                       -----------      -----------
                Total assets                                                                           $ 6,609,614      $ 6,609,101
                                                                                                       ===========      ===========

                            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                                                    $   358,623      $   353,904
   Accrued expenses                                                                                        536,225          303,412
   Current portion of long-term debt                                                                       169,329          139,033
                                                                                                       -----------      -----------
                Total current liabilities                                                                1,064,177          796,349

LONG-TERM DEBT, less current portion                                                                     3,638,568        3,624,433
OTHER LONG-TERM LIABILITIES                                                                                263,627          164,549
COMMITMENTS AND CONTINGENCIES (NOTE 6)

STOCKHOLDERS' EQUITY:
   Common stock; $.001 par value; 50,000,000 shares authorized; 16,415,144 and
      24,012,420 shares issued and outstanding, respectively                                                16,415           24,012
   Additional paid-in capital                                                                            2,151,826        3,348,563
   Accumulated deficit                                                                                    (524,999)      (1,348,805)
                                                                                                       -----------      -----------
                Total stockholders' equity                                                               1,643,242        2,023,770
                                                                                                       -----------      -----------
                Total liabilities and stockholders' equity                                             $ 6,609,614      $ 6,609,101
                                                                                                       ===========      ===========


   The accompanying notes are an integral part of these financial statements.

                          OUR FOOD PRODUCTS GROUP, INC.

                              D.B.A. JARDINE FOODS

                            STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED JUNE 30, 1999 AND 2000


                                                                1999                  2000
                                                            -----------           -----------
NET SALES                                                   $ 7,404,720           $ 7,220,485
COST OF SALES                                                 4,958,992             4,974,122
                                                            -----------           -----------
GROSS PROFIT                                                  2,445,728             2,246,363
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                  2,619,683             2,622,023
                                                            -----------           -----------
LOSS FROM OPERATIONS                                           (173,955)             (375,660)
                                                            -----------           -----------
OTHER INCOME (EXPENSE):
   Interest expense                                            (428,967)             (456,277)
   Accretion of value of put warrants                            (4,696)               (9,514)
   Other, net                                                    12,391                51,554
                                                            -----------           -----------
                                                               (421,272)             (414,237)
                                                            -----------           -----------
NET LOSS BEFORE EXTRAORDINARY ITEM                             (595,227)             (789,897)
EXTRAORDINARY LOSS, early extinguishment of debt                   --                 (33,909)
                                                            -----------           -----------
NET LOSS                                                    $  (595,227)          $  (823,806)
                                                            ===========           ===========
    Net loss per share-basic                                $      (.04)          $      (.04)
                                                            ===========           ===========
    Average shares outstanding-basic                         16,415,144            20,540,422
                                                            ===========           ===========

   The accompanying notes are an integral part of these financial statements.

                          OUR FOOD PRODUCTS GROUP, INC.

                              D.B.A. JARDINE FOODS

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                   FOR THE YEARS ENDED JUNE 30, 1999 AND 2000


                                                               Common Stock            Additional                       Total
                                                        --------------------------      Paid-in      Accumulated    Stockholders'
                                                          Shares        Amount          Capital        Deficit          Equity
                                                        -----------    -----------    -----------    -----------    -------------
BALANCE, June 30, 1998                                   16,415,144    $    16,415    $ 2,151,826    $    70,228    $ 2,238,469
   Net loss                                                    --             --             --         (595,227)      (595,227)
                                                        -----------    -----------    -----------    -----------    -----------

BALANCE, June 30, 1999                                   16,415,144         16,415      2,151,826       (524,999)     1,643,242
   Issuance of stock                                      6,041,937          6,042        657,192           --          663,234
   Issuance of stock to a related party in exchange
   for stock in another corporation                       2,199,697          2,200        347,800           --          350,000
   Issuance of stock upon conversion of note payable
     to majority stockholder                                455,491            455         99,545           --          100,000
   Exercise of stock options                                 78,560             78            172           --              250
   Cancellation of common stock                          (1,178,409)        (1,178)           710           --             (468)
   Capital contribution from majority stockholder              --             --           91,318           --           91,318
   Net loss                                                    --             --             --         (823,806)      (823,806)
                                                        -----------    -----------    -----------    -----------    -----------
BALANCE, June 30, 2000                                   24,012,420    $    24,012    $ 3,348,563    $(1,348,805)   $ 2,023,770
                                                        ===========    ===========    ===========    ===========    ===========



   The accompanying notes are an integral part of these financial statements.

                          OUR FOOD PRODUCTS GROUP, INC.

                              D.B.A. JARDINE FOODS

                            STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JUNE 30, 1999 AND 2000


                                                                                        1999           2000
                                                                                    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                         $  (595,227)   $  (823,806)
   Adjustments to reconcile net loss to net cash used in operating activities-
     Depreciation and amortization                                                      269,408        276,283
     Accretion of value of put warrants                                                   4,696          9,514
     Extraordinary loss                                                                    --           33,908
     Changes in operating assets and liabilities, net of effects of acquisitions-
       Accounts receivable, net                                                          (1,385)       103,819
       Inventories, net                                                                 (45,651)        57,903
       Prepaid expenses and other assets                                               (130,504)        80,625
       Accounts payable                                                                 158,203         (4,719)
       Accrued expenses and other                                                        (5,932)      (233,031)
                                                                                    -----------    -----------
                         Net cash used in operating activities                         (346,392)      (499,504)
                                                                                    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Payments for acquisitions, net of cash acquired                                      (80,109)          --
   Purchases of property and equipment                                                  (99,589)       (90,942)
                                                                                    -----------    -----------
                         Net cash used in investing activities                         (179,698)       (90,942)
                                                                                    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings under debt agreements                                                     512,412      2,787,245
   Principal payments under debt agreements                                            (111,851)    (2,840,268)
   Cash paid for financing costs                                                           --          (51,066)
   Proceeds from issuances of stock                                                        --          663,234
   Capital contribution by majority stockholder                                            --           91,318
                                                                                    -----------    -----------
                         Net cash provided by financing activities                      400,561        650,463
                                                                                    -----------    -----------

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                       (125,529)        60,017
CASH AND CASH EQUIVALENTS, beginning of year                                            139,141         13,612
                                                                                    -----------    -----------
CASH AND CASH EQUIVALENTS, end of year                                              $    13,612    $    73,629
                                                                                    ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid for interest                                                           $   426,071    $   445,582
   Issuance of stock for stock of another corporation                                      --          350,000
   Conversion of note payable to stock                                                     --          100,000
   Noncash additions to goodwill                                                        431,135           --


   The accompanying notes are an integral part of these financial statements.

                          OUR FOOD PRODUCTS GROUP, INC.

                              D.B.A. JARDINE FOODS

                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1999 AND 2000

1.  BUSINESS AND BASIS OF PRESENTATION:

Our Food Products Group, Inc., d.b.a. Jardine Foods (the Company), a Texas corporation, manufactures and markets a variety of high-quality specialty salsas, sauces, salad dressings and condiments to grocery, gourmet and gift retailers throughout the United States and in a number of foreign countries. The products are marketed under the D. L. Jardine Special Edition, Jardine 7J Ranch,
W. B. Williams, Shotgun Willie's, Buckaroo and Sontava labels. The Company also manufactures and distributes private label products to: Dayton Hudson/Marshall Fields, Harry and David, Longaberger, Disney, Williams Sonoma, Crate and Barrel, Omaha Steaks and other customers.

The Company was formed on May 18, 1998, for the purpose of acquiring the assets of Amigos First Partners, LP (Amigos), which was the company that had previously operated the business described above. The Company acquired Amigos on May 18, 1998, for approximately $5.6 million cash. On October 13, 1998, the Company acquired the assets and assumed substantially all of the liabilities of Best of the West, Inc., and Simple Times, Inc. (collectively referred to herein as Best of the West). The Company agreed to pay in cash an amount equal to 10 percent of the revenues derived from Best of the West's products over a four-year period, not to exceed $300,000. The purchase price, however, is not to be less than $150,000. Best of the West's operations prior to the acquisition were not significant, therefore, pro forma presentation of combined results had Best of the West been acquired on July 1, 1998, is not considered meaningful and has been omitted. The Company accounted for the acquisitions of Amigos and Best of the West under the purchase method of accounting with the results of operations from the acquired businesses included in the Company's results of operations from the dates of the acquisitions. The Company recorded a combined purchase price of approximately $6.3 million for Amigos and Best of the West.

On September 28, 2000, all of the outstanding stock of the Company was acquired by Seair Group, Inc. (Seair), a publicly traded shell corporation, in exchange for 3.142424 shares of Seair common stock for each share of the Company's common stock. (Immediately prior to this acquisition, each outstanding share of the Company's preferred stock was automatically converted to approximately 1.45 shares of the Company's common stock.) In addition, outstanding options to purchase common stock of the Company were exchanged for options to purchase Seair common stock based on the exchange ratio discussed above. Concurrent with the acquisition, Seair's name was changed to Gourmet Group, Inc.

The acquisition was accounted for as a recapitalization of the Company for financial reporting and accounting purposes, therefore, the Company is considered the predecessor company. As such, the capital accounts in the accompanying balance sheets, including all share information presented in the notes to financial statements (except for certain put warrants discussed in Note 5), have been reflected on an equivalent share basis to give effect to the exchange ratio discussed above. Seair did not have significant operations prior to the acquisition, therefore, pro forma presentation of combined results of operations for the periods presented is not considered meaningful and has been omitted.

Since inception, the Company has not generated net income nor positive cash flows from operations, and the Company has been and continues to be dependent on debt financing and support from its majority stockholder. Management believes that the Company will be successful in the marketing of its products and that its capital resources are sufficient to sustain its operations. In addition, the Company's majority stockholder is committed under an agreement with the Company's primary lender to fund the Company's losses for specified periods. See further discussion of this commitment in Note 4.

2.  SUMMARY OF SIGNIFICANT
    ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

The Company considers cash invested in highly liquid financial instruments with an original maturity of three months or less to be cash equivalents.

INVENTORIES

The Company's inventories are stated at the lower of standard cost or market which approximates the first-in, first-out basis.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated over the estimated useful lives of the assets using the straight-line method. Major renewals and betterments are charged to the property accounts while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are expensed when incurred. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

GOODWILL

The excess of the purchase price paid over the fair value of net assets acquired of Amigos and Best of the West is recorded as goodwill and is amortized using the straight-line method over 20 years, which is the period to be benefited.

LONG-LIVED ASSETS

On an annual basis, the Company reviews the values assigned to long-lived assets, such as property and equipment and goodwill, to determine if any impairments are other than temporary. Provisions for asset impairments are based on discounted cash flow projections in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and such assets are written down to their estimated fair values. Management believes that the long-lived assets in the accompanying balance sheets are properly valued.

REVENUE RECOGNITION

The Company recognizes revenue on sales of products on the date of shipment to the customer and when collection is reasonably assured. Sales returns were not significant for the years ended June 30, 1999 and 2000. Revenues also include amounts billed to customers for shipping and handling. Related shipping and handling costs are reflected within cost of sales.

ADVERTISING COSTS

Advertising costs are charged to operations when incurred. Advertising costs for the years ended June 30, 1999 and 2000, were approximately $98,000 and $82,000, respectively.

STOCK-BASED COMPENSATION

The Company has elected to follow Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its employee stock options as permitted under SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB Opinion No. 25, no compensation expense has been recognized in the accompanying financial statements because the Company's option grants were made at prices equal to or in excess of the fair value of the underlying stock at the dates of grant as determined by the board of directors.

INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." This statement prescribes the use of the liability method whereby deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

LOSS PER SHARE

Loss per share has been calculated in accordance with the provisions of SFAS No. 128, "Earnings Per Share." The basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the year. Due to the Company's net loss, diluted loss per share has not been presented since the effect of considering outstanding common share equivalents would be antidilutive. Options and warrants to purchase 3,239,952 and 1,431,550 shares of common stock, respectively, were outstanding at June 30, 2000, but were not included in the computation of loss per share as their effect would be antidilutive.

CONCENTRATION OF CREDIT RISK

Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade receivables. Concentration of credit risk with respect to trade receivables is limited because a large number of geographically diverse customers make up the Company's customer base, thus, spreading the trade credit risk. The Company controls credit risk by performing credit evaluations on all new customers and requires advance payments, if deemed necessary.

FINANCIAL INSTRUMENTS

The carrying amounts of cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short-term nature of these instruments. The fair values of all long-term debt and long-term liabilities were estimated by discounting the future cash flows using market interest rates. Such fair values do not differ significantly from the carrying amounts.

RECENT PRONOUNCEMENT

In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements," as amemded, which is effective no later than the quarter ending June, 2001. SAB No. 101 clarifies the SEC's views regarding recognition of revenue. Management does not believe SAB No. 101 will have a significant impact on the Company's financial position or results of operations.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.  DETAIL OF CERTAIN BALANCE
    SHEET ACCOUNTS:

Trade accounts receivable, net, consisted of the following:

                                                                                          June 30
                                                                                  ----------------------
                                                                                     1999          2000
                                                                                  ---------    ---------
        Trade accounts receivable                                                 $ 956,780    $ 819,844
           Less- Allowance for uncollectible accounts                               (75,467)     (42,350)
                                                                                  ---------    ---------
               Trade accounts receivable, net                                     $ 881,313    $ 777,494
                                                                                  =========    =========


                                       -9-

Activity in the Company's allowance for uncollectible accounts consisted of the following:


                                                                                       For the Year
                                                                                      Ended June 30
                                                                                   ---------------------
                                                                                    1999          2000
                                                                                   --------     --------
         Balance, beginning of year                                                $ 43,859     $ 75,467
         Additions to selling, general and administrative expenses                   32,705        5,000
         Deductions for uncollectible receivables written off
           and recoveries                                                            (1,097)     (38,117)
                                                                                   --------     --------
         Balance, end of year                                                      $ 75,467     $ 42,350
                                                                                   ========     ========


Inventories, net, consisted of the following:

                                                                June 30
                                                       ------------------------
                                                          1999           2000
                                                       -----------   ----------
        Raw materials and packaging                     $  321,793    $ 323,016
        Finished goods                                     318,898      236,706
        Less - Inventory reserve                           (36,000)     (12,934)
                                                        ----------    ---------
                Inventories, net                        $  604,691    $ 546,788
                                                        ==========    =========

Activity in the Company's inventory reserve consisted of the following:

                                                             For the Year
                                                            Ended June 30
                                                       ---------------------
                                                         1999         2000
                                                       --------    ---------
        Balance, beginning of year                     $ 15,000    $  36,000
        Additions to cost of sales                       21,000       52,216
        Deductions for inventory written off               --        (75,282)
                                                       --------    ---------
        Balance, end of year                           $ 36,000    $  12,934
                                                       ========    =========


                                       -10-

Property and equipment, net, consisted of the following:

                                                                                   June 30
                                                             Life in  -----------------------------
                                                             Years          1999            2000
                                                             -----    -------------   -------------
      Building                                                 30      $  1,227,572    $  1,227,572
      Vehicles and equipment                                    5           265,547         350,414
      Land                                                     --           247,578         247,578
      Building improvements                                    30            96,568         100,820
      Computer equipment                                        3            53,052          54,333
      Furniture and fixtures                                    7            49,115          49,657
      Other                                                    --             3,500          20,000
                                                                      -------------    ------------
                                                                          1,942,932       2,050,374
      Less-Accumulated depreciation and amortization                       (128,789)       (248,893)
                                                                      -------------    ------------
              Property and equipment, net                              $  1,814,143    $  1,801,481
                                                                      =============    ============

Depreciation and amortization expense for the years ended June 30, 1999 and 2000, was approximately $117,000 and $123,000, respectively.

Goodwill, net, consisted of the following:

                                                                       June 30
                                                            ---------------------------
                                                                 1999           2000
                                                            ------------   ------------
        Goodwill                                            $  3,123,582   $  3,123,582
           Less- Accumulated amortization                       (168,603)      (324,782)
                                                            ------------   ------------
                            Goodwill, net                   $  2,954,979   $  2,798,800
                                                            ============   ============


Amortization expense for the years ended June 30, 1999 and 2000, was approximately $152,000 and $156,000, respectively.

Other assets, net, consisted of the following:

                                                                            June 30
                                                                     ----------------------
                                                                       1999         2000
                                                                     --------      --------
        Noncompete agreements, net of accumulated amortization of
           $53,771 and $92,750, respectively                         $ 39,229      $    250
        Deferred loan costs, net of accumulated amortization of
           $37,096 and $37,413, respectively                          115,419        98,347
        Investment                                                       --         350,000
        Other, net                                                     10,756         9,219
                                                                     --------      --------
                                                                     $165,404      $457,816
                                                                     ========      ========

NONCOMPETE AGREEMENTS

In connection with the acquisition of Amigos, the Company obtained noncompete agreements from certain individuals covering a two-year period. The amounts paid for the noncompete agreements are being amortized over the life of the agreements. Amortization expense for the years ended June 30, 1999 and 2000, was approximately $46,250 and $39,000, respectively.

DEFERRED LOAN COSTS

Deferred loan costs consist of amounts paid in connection with obtaining various notes payable. The Company is amortizing the costs to interest expense over the lives of the related notes using the straight-line method, which approximates the effective interest method. During fiscal 2000, the Company refinanced certain of its notes payable and recorded an extraordinary charge of approximately $34,000 related to the write-off of unamortized deferred loan costs associated with the refinanced notes payable. The Company incurred approximately $51,000 of loan costs related to obtaining the new notes. This amount was recorded as deferred loan costs. Amortization expense for the years ended June 30, 1999 and 2000 (exclusive of the extraordinary charge), was approximately $36,000 and $34,000, respectively.

INVESTMENT

In fiscal 2000, the Company issued 2,199,697 shares of its common stock to a related party in exchange for that related party's ownership of 153,000 shares of the common stock of an unrelated corporation. Management of the Company recorded the value of the investment at the amount they believed to be the fair value of the shares received on the date the transaction was consummated. Such fair value was based on the amount the related party paid for the 153,000 shares. The investment is being accounted for under the cost method of accounting.



4.  LONG-TERM DEBT:

The Company's long-term debt consisted of the following:

                                                                                                        June 30
                                                                                              -----------------------------
                                                                                                   1999            2000
                                                                                              -----------       -----------
Various notes and line of credit payable to a financial institution; the line of credit maturing in May 2000 and the notes maturing in May 2002; bearing interest at the financial institution's prime rate or 8.5% per annum; payable in monthly installments of principal and interest; collateralized by all
   assets of the Company; refinanced in May 2000                                              $ 1,957,897       $    --

Line of credit of $2 million with a financial institution; maturing May 31,
   2003; bearing interest at prime plus 1.5% (11.0% at June 30, 2000), due monthly; collateralized by all property, equipment, intangibles, inventory, receivables, investments and deposits of the Company and subject to certain borrowing base limits; approximately $170,000 of borrowings available at
   June 30, 2000                                                                                   --               680,466

Note payable to a financial institution in monthly installments of principal and interest of $2,292 through May 31, 2003; bearing interest at prime plus 1.5%
   (11.0% at June 30, 2000); collateralized by all property, equipment,
   intangibles, inventory, receivables, investments and deposits of the Company.                   --               110,000

Note payable to a financial institution in monthly installments of principal and interest of $6,794 through May 31, 2003 and annual installments of principal of $30,000 due at December 31; bearing interest at prime plus 1%;
   collateralized by all property, equipment, intangibles, inventory,
   receivables, investments and deposits of the Company.                                           --             1,223,000

Note payable to a third party; due May 15, 2003; bearing interest at 13.5% per annum; payable monthly; collateralized by all property, equipment, intangibles, inventory, receivables, investments and deposits. All liens on
   the collateral are subordinated to the liens granted to the senior lender                    1,750,000         1,750,000

Note payable to a related party; due May 20, 1999; bearing interest at 10% per annum,
   payable quarterly; unsecured; converted to preferred stock subsequent to year-end              100,000            --
                                                                                              -----------       -----------
                                                                                                3,807,897         3,763,466
Less- Current portion                                                                            (169,329)         (139,033)
                                                                                              -----------       -----------
                                                                                              $ 3,638,568       $ 3,624,433
                                                                                              ===========       ===========

                                       -12-

In connection with obtaining the line of credit and notes payable to a financial institution, the Company's majority stockholder agreed to make payments to the Company equal to the net loss (as defined) generated by the Company for any month. The payments can be made by purchasing subordinated notes from the Company or by purchasing common stock. The majority stockholder is obligated to make such payments no later than the tenth day after the end of the month immediately following the end of the month in which the net loss was generated, and must continue to make such payments until the Company has achieved net income (as defined) for six consecutive months. As a result of this arrangement the majority stockholder was required to make a payment of approximately $68,000 at June 30, 2000, related to the months of May and June 2000. $36,000 of this payment and a payment of approximately $50,000 for the month of July 2000 have not been made as of November 13, 2000, the financial institution has waived such noncompliance and has permitted the majority stockholder to purchase certain manufacturing equipment on the Company's behalf. The cost of such equipment is approximately equal to the required payment.

The above line of credit and notes require the maintenance of certain financial ratios. The Company was in default of certain of these covenants as of June 30, 2000, but has obtained waivers for such noncompliance as of June 30, 2000, and through September 30, 2000.


Maturities of long-term debt are as follows:

                2001                     $    139,033
                2002                          139,033
                2003                        3,485,400
                Thereafter                          -

5.  STOCKHOLDERS' EQUITY:

COMMON STOCK

The Company has 50,000,000 authorized shares of common stock. During fiscal 1999, an officer of the Company resigned. In connection with that resignation, the officer forfeited 1,178,409 unvested restricted shares. At June 30, 2000, 58,920 shares of the outstanding common stock remain restricted. The restricted stock vests ratably over four years.

STOCK OPTIONS

The Company's 1998 Long-Term Incentive Plan (the Plan) was established on December 1, 1998, to promote the interests of the Company by providing employees, nonemployee board members and consultants with the opportunity to acquire or increase proprietary interest in the Company as an incentive to remain in the service of the Company.

The Plan allows for the grant of options to purchase shares of common stock and the issuance of common stock directly to eligible persons. The Plan provides for the options to be either incentive options or nonstatutory options and for the issuance of up to approximately 2.2 million (700,000 on a pre-conversion basis) shares of common stock over the term of the Plan. The exercise price per share of incentive options shall not be less than 100 percent of the fair market value of the shares of common stock. Fair market value shall be determined by the plan administrator, which is currently the board of directors. Vesting is generally ratable over a four-year period but, in no event, more than 10 years (the maximum term of the option).

The Plan provides the grantee the right to exercise prior to vesting. Options exercised prior to an employee becoming fully vested in such options are subject to repurchase by the Company should the employee be terminated or leave the employ of the Company prior to becoming fully vested in such options.
Had compensation cost for all stock option grants been determined based on their fair value at the grant dates consistent with the method prescribed by SFAS No. 123, the Company's net loss would not be impacted by a material amount.

The fair value of each option grant on the dates of grant was estimated using the Black-Scholes Option Pricing Model with the following weighted average assumptions:

                                                                                   1999          2000
                                                                                ---------      ---------
            Risk-free interest rate                                                  5.8%           6.0%
            Dividend yield                                                           0.0%           0.0%
            Expected volatility                                                 near 0.0%      near 0.0%
            Expected life                                                        10 years       10 years

A summary of the status of the Company's stock option plan is presented below:

                                                                                         June 30
                                                                   -------------------------------------------------
                                                                            1999                        2000
                                                                   -------------------------  ----------------------
                                                                                  Weighted                  Weighted
                                                                                  Average                    Average
                                                                                  Exercise                  Exercise
                                                                    Shares         Price       Shares        Price
                                                                   ---------    ------------  ---------   ----------
Outstanding, beginning of year                                        --          $ --         501,217      $.003
   Granted-
     At market                                                     501,217         .003        105,271       .003
     Above market                                                     --            --       3,004,157       .16
   Exercised                                                          --            --         (78,560)      .003
   Forfeited                                                          --            --        (289,103)       --
                                                                  --------                   ---------
Outstanding and exercisable, end of year                           501,217         .003      3,242,982       .15
                                                                  ========                   =========

Options vested, end of year                                           --            --          33,388       .003
                                                                  ========                   =========

Weighted average fair value of options granted
   during the period, at and above market                                          .003                      .15

The following table summarizes information about stock options outstanding at June 30, 2000:

                                      Options Outstanding
                          -------------------------------------
                                             Weighted
                                              Average
                                             Remaining
                  Exercise                  Contractual       Options
                  Prices       Number      Life (Years)     Exercisable
                  ------       ------      ------------     -----------
                   $.003         238,825       8.97             33,388
                    .08          549,924       9.49                --
                    .16        1,904,309       9.49                --
                    .24          549,924       9.79                --
                   -----       ---------       ----            -------
                               3,242,982                        33,388
                               =========                       =======

PUT WARRANTS

In connection with the issuance of the note payable to a third party on May 15, 1998 (see Note 4), the Company issued warrants to acquire 455,556 shares of common stock at $.01 per share. The number of shares and the exercise price per share are not reflected on an equivalent share basis (see Note 1) as the warrants are only exercisable for shares in the Company. Such warrants are exercisable at any time from the date of issuance until May 15, 2006. Additionally, provided that any portion of the indebtedness evidenced by the aforementioned note is outstanding on the following dates, the number of shares acquirable under the warrants shall be increased to the amounts set forth below:


   May 15, 2001           559,091 shares
   May 15, 2002           667,433 shares

The warrants can be put to the Company for cash on the earlier to occur of five years from the date the warrants were issued or the date on which all of the related indebtedness is paid. The amount payable by the Company would be based on the per share fair market value of the Company's common stock at the date the warrants were put to the Company. The following summarizes the change in the estimated redemption amount through June 30, 2000:

        Balance, June 30, 1998                       $  7,182
           Change during 1999                           4,696
                                                     --------

        Balance, June 30, 1999                         11,878
           Change during 1999                           9,514
                                                     --------

        Balance, June 30, 2000                       $ 21,392
                                                     ========

6.  COMMITMENTS AND CONTINGENCIES:

OPERATING LEASES

The Company leases certain items of office equipment under operating leases expiring at various dates through 2000. Terms of these agreements generally range from one to two years and may include renewal options for various terms of up to five years. Total rental expense for the years ended June 30, 1999 and 2000, was approximately $18,900 and $41,100, respectively.

The minimum rental commitments under all operating leases with initial or remaining terms of more than one year are as follows:

                2001             $ 48,560
                2002               33,666
                2003               19,560
                2004                1,614

LITIGATION

From time to time, the Company is party to various claims in the normal course of business. Management believes that the outcome of any matter will not have a material impact to the Company's financial statements.

7.  INCOME TAXES:

No federal or state income tax expense has been reflected in the accompanying statements of operations since the Company has not generated income for financial reporting or tax purposes. No tax benefit has been reflected related to the Company's losses due to uncertainties regarding the use of those losses in future periods.

Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory rate of 34 percent to loss before income taxes as follows:

                                                                                    For the Year
                                                                                    Ended June 30
                                                                                 1999          2000
                                                                             -----------   -----------
        Benefit at the statutory rate                                        $  (217,334)  $  (279,239)
        Increase (decrease) resulting from-
           Permanent differences, primarily meals
               and entertainment, and other                                       63,353        34,112
           State income tax, net of federal benefit                              (16,563)      (21,813)
           Change in valuation allowance                                         170,544       266,940
                                                                             -----------   -----------
                                                                             $      --     $      --
                                                                             ===========   ===========

Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences, representing deferred tax assets and liabilities, result principally from the following:

                                                                                    June 30
                                                                              1999           2000
                                                                           ---------       ---------
        Deferred income tax assets-
           Capitalized costs                                               $  37,149       $  37,149
           Reserves and accrued expenses                                      32,252          26,686
           Net operating loss carryforwards                                  166,485         482,507
           Other                                                              14,690            --
                                                                           ---------       ---------
                     Total deferred income tax assets                        250,576         546,342
                                                                           ---------       ---------
        Deferred income tax liabilities-
           Asset basis                                                       (35,669)        (64,495)
                                                                           ---------       ---------
                     Total deferred income tax liabilities                   (35,669)        (64,495)
                                                                           ---------       ---------
                     Net deferred tax assets                                 214,907         481,847
        Less- Valuation allowance                                           (214,907)       (481,847)
                                                                           ---------       ---------
                                                                           $    --         $    --
                                                                           =========       =========

The Company has placed a valuation allowance against its otherwise recognizable net deferred tax asset due to uncertainties regarding the realization of these assets.

The Company has available, at June 30, 2000, unused net operating loss carryforwards of approximately $1,300,000, which begin to expire in 2019.

8.  RELATED-PARTY TRANSACTIONS:

The Company has an agreement with a related-party consulting company in which consulting services will be provided through March 2001. The Company's president is also the principal of the consulting company. The services provided include consultation in the area of merger and acquisition opportunities, equity and debt financing, strategic planning and other aspects of the business. Fees and expenses paid for these services under the agreement amounted to approximately $36,000 for the year ended June 30, 2000. The Company believes that the fees paid and services received were equivalent to those obtainable from an unaffiliated third party.

In fiscal 2000, the Company issued 2,199,697 shares of its common stock to the wife of an officer of the Company in exchange for 153,000 common shares owned by the officer's wife in an unrelated corporation. Management recorded its investment in these shares at an amount they believed to be the fair market value of the shares received.

9.  EMPLOYEE BENEFIT PLAN:

The Company participates in a defined contribution pension plan covering substantially all employees who have completed 12 months of service and worked 1,000 hours. At the discretion of the Company, the Company may match up to 25 percent of the employee's contribution up to 6 percent of the participant's compensation. No employer contributions were made during fiscal 1999 or 2000.